Exhibit 5.19

CONSENT OF D. VALLIERES

In connection with (1) the technical report entitled “Technical Report on the Quimsacocha Gold Project, Azuay Province, Ecuador (February 2009)” (the “Quimsacocha Report”); and (2) the technical report dated February 27, 2009 entitled “National Instrument 43-101 Technical Report: Westwood Project, Québec Canada” (the “Westwood Report”); and (3) the annual information form of the Corporation dated March 31, 2009 which includes reference to my name in connection with information relating to the Quimsacocha and Westwood Reports and the properties described therein, the undersigned hereby consents to reference to the undersigned’s name and information derived from the Quimsacocha Report and the Westwood Report included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission.

Date: July 9, 2009

/s/ Daniel Vallieres
Name:	Daniel Vallieres, Eng.
Title:	Manager, Underground Projects